EXHIBIT 99.1


FOR IMMEDIATE RELEASE                            Contact:
---------------------                            John F. Rebele
Wednesday, October 22, 2003                      Senior Vice President
                                                 and Chief Financial Officer
                                                 Building Materials Corporation
                                                 of America
                                                 (973) 628-4038



               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                     RECORD THIRD QUARTER OPERATING RESULTS
                     --------------------------------------

           Building Materials Corporation of America ("BMCA" or "the Company") announced today third quarter of 2003 record net income of $21.6 million compared to net income of $15.7 million in the third quarter of 2002, representing an increase of $5.9 million or 37.6%. The increase in third quarter of 2003 net income was primarily attributable to higher operating income.

           Operating income in the third quarter of 2003 was a record $49.7 million compared to $40.1 million in the third quarter of 2002, representing an increase of $9.6 million or 23.9%. Operating results were positively affected by record net sales partially offset by higher raw material costs, principally asphalt, due to higher crude oil prices, together with an increase in selling, general and administrative expenses due to higher volume related distribution and selling costs. Selling, general and administrative expenses as a percentage of net sales in the third quarter of 2003, declined to 19.9% compared with 20.9% in the third quarter of 2002.

           Net sales for the third quarter of 2003 reached a record $459.9 million, a 28.8% increase over third quarter of 2002 net sales of $357.1 million, with the increase primarily due to higher unit volumes and higher average selling prices of both residential and commercial roofing products.

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           Interest expense for the third quarter of 2003 increased to $14.7 million from $13.8 million for the same period in 2002, primarily due to higher average borrowings partially offset by a lower average interest rate. Other expense, net was $1.3 million for the third quarter of 2003 compared with $1.8 million for the same period in 2002.

                   FIRST NINE MONTHS RECORD OPERATING RESULTS
                   ------------------------------------------

           For the first nine months of 2003, BMCA announced record net income of $45.3 million compared with net income of $36.1 million for the first nine months of 2002. Excluding the impact of the after-tax gain on sale of assets of $3.7 million, net income for the first nine months of 2003 was $41.6 million compared with $36.1 million for the same period last year, with the increase primarily the result of higher operating income.

           Operating income for the first nine months of 2003 was a record $112.7 million, excluding the $5.7 million pre-tax gain on sale of assets, compared with $104.1 million for the first nine months of 2002. The increase in operating results for the first nine months of 2003 was primarily attributable to record net sales partially offset by higher raw material costs, principally asphalt, and higher selling, general and administrative expenses due to higher volume related distribution and selling costs. Selling, general and administrative expenses as a percentage of net sales for the first nine months of 2003, declined to 20.4% compared with 20.9% for the first nine months of 2002.

           Net sales for the first nine months of 2003 was a record $1,209.1 million, a 15.6% increase over the first nine months of 2002 net sales of $1,045.8 million, with the increase primarily due to higher unit volumes and higher average selling prices of both residential and commercial roofing products.

           Interest expense for the first nine months of 2003 increased to $42.0 million from $41.5 million for the same period in 2002, primarily due to higher average borrowings partially offset by a lower average interest rate. Other expense, net was $5.6 million for the first nine months of 2003 compared with $6.2 million for the same period in 2002.

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                                     * * * *


           Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., and is a leading national manufacturer of residential and commercial roofing products and specialty building products.



           This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.






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
                    BUILDING MATERIALS CORPORATION OF AMERICA
                               SALES AND EARNINGS

                                   (UNAUDITED)

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                                                          THIRD QUARTER ENDED                            NINE MONTHS ENDED
                                                          -------------------                            -----------------

                                                    SEPT. 28, 2003      SEPT. 29, 2002            SEPT. 28, 2003      SEPT. 29, 2002
                                                    --------------      --------------            --------------      --------------
                                                                (MILLIONS)                                     (MILLIONS)

Net Sales                                                $ 459.9              $ 357.1               $1,209.1             $1,045.8
                                                         --------             --------              ---------            ---------

Costs and expenses, net: (1)
       Cost of products sold                               318.9                242.4                  849.6                723.6
       Selling, general and administrative                  91.3                 74.6                  246.8                218.1
       Gain on sale of assets                                  -                    -                   (5.7)                   -
                                                         --------             --------              ---------            ---------

Total costs and expenses, net                              410.2                317.0                1,090.7                941.7
                                                         --------             --------              ---------            ---------

Operating income                                            49.7                 40.1                  118.4                104.1
Interest expense                                           (14.7)               (13.8)                 (42.0)               (41.5)
Other income (expense), net                                 (1.3)                (1.8)                  (5.6)                (6.2)
                                                         --------             --------              ---------            ---------
Income before income taxes                                  33.7                 24.5                   70.8                 56.4

Income tax provision                                       (12.1)                (8.8)                 (25.5)               (20.3)
                                                         --------             --------              ---------            ---------

Net income                                                $ 21.6              $  15.7                 $ 45.3                $36.1
                                                         ========             ========              =========            =========
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

(1) For the three month and nine month periods ended September 28, 2003, and September 29, 2002, depreciation and amortization amounted to $10.4, $10.4, $30.7 and $30.3 million, respectively.